UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BLUE COAT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLUE COAT SYSTEMS, INC.

420 North Mary Avenue

Sunnyvale, CA 94085

TO THE STOCKHOLDERS OF BLUE COAT SYSTEMS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Coat Systems, Inc. (the “Company”), which will be held at the Company’s headquarters located at 420 North Mary Avenue, Sunnyvale, California 94085, on Monday, April 30, 2007, at 4:00 p.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY. Returning the proxy or voting by telephone or the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Brian M. NeSmith

President and

Chief Executive Officer

Sunnyvale, California

March 30, 2007

BLUE COAT SYSTEMS, INC.

420 North Mary Avenue

Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2007

The Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Coat Systems, Inc. (the “Company”) will be held at the Company’s headquarters located at 420 North Mary Avenue, Sunnyvale, California 94085, on Monday, April 30, 2007, at 4:00 p.m. local time for the following purposes:

1.	To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending April 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on March 8, 2007 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 420 North Mary Avenue, Sunnyvale, California, during ordinary business hours for ten days prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin S. Royal

Senior Vice President and Chief Financial Officer

Sunnyvale, California

March 30, 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ACCOMPANYING PROXY. YOU MAY REVOKE YOUR PROXY OR YOUR VOTE BY TELEPHONE OR THE INTERNET AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

BLUE COAT SYSTEMS, INC.

420 North Mary Avenue

Sunnyvale, CA 94085

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2007

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Blue Coat Systems, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 420 North Mary Avenue, Sunnyvale, California 94085, on Monday, April 30, 2007, at 4:00 p.m. local time, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders on or about March 30, 2007.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of the Company’s Common Stock (the “Common Stock”) and Series A Preferred Stock (the “Series A Preferred Stock”) are entitled to vote at the Annual Meeting. At the close of business on March 8, 2007, the record date for determining of holders of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting (the “Record Date”), there were 14,885,475 shares of Common Stock and 42,060 shares of Series A Preferred Stock outstanding. At the close of business on the Record Date, each holder of a share of Common Stock is entitled to one vote and each holder of a share of Series A Preferred Stock is entitled to a number of votes equal to approximately 57.06 per share of Series A Preferred Stock (before rounding for fractional shares based on the total number of shares of Series A Preferred Stock held by the holder). As a result, at the close of business on the Record Date, there were an aggregate of 17,285,475 votes entitled to be cast by holders of Common Stock and Series A Preferred Stock. All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the votes represented by the Common Stock and Series A Preferred Stock issued and outstanding, and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur with respect to a particular (non-routine) matter when a nominee, such as a financial institution, returns a proxy, but is not permitted to vote on that matter without receiving voting instructions (via proxy vote) from the beneficial owner and instructions are not given.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. With respect to the four directors to be elected by the holders of Common Stock and Series A Preferred Stock voting together on an as-converted basis (as described below under “Proposal No 1: Election of Directors”), the four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2007 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Voting of Shares

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy or to vote by telephone or the Internet as indicated on the proxy, which is solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive office before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Holders of shares of Series A Preferred Stock outstanding at the close of business on the Record Date will receive separate additional information regarding the exercise of their voting rights with respect to the director to be elected by the holders of Series A Preferred Stock. They will also receive a copy of this Proxy Statement.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company.

Special Note About Outstanding Shares

As of the Record Date, there were 42,060 shares of Series A Preferred Stock outstanding that were convertible into 2,400,000 shares of Common Stock. Unless otherwise indicated, references to votes entitled to be cast at the Annual Meeting include 2,400,000 votes entitled to be cast by the holders of 42,060 shares of Series A Preferred Stock as of the close of business on the Record Date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are being nominated for re-election to the Board of Directors by holders of Common Stock and Series A Preferred Stock voting together on an as-converted basis (the “Nominees”). These directors are Brian M. NeSmith, David W. Hanna, James A. Barth and Timothy A. Howes. In addition, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect one director, as described in the next two paragraphs. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company, to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

As part of the Company’s Series A Preferred Stock financing in June 2006 (the “Series A Financing”), the Company granted holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, the right to elect one director to the Board of Directors (the “Series A Director”) until June 22, 2007, the first anniversary of the closing of the financing. Such right is contained in the Certificate of Designation, Preferences, and Rights of Series A Preferred Stock, which was filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2007. Pursuant to a voting agreement entered into as part of the Series A Financing, all holders of shares of Series A Preferred Stock agreed to vote their shares to elect a Series A Director designated by Francisco Partners II, L.P., the largest investor in the financing.

Keith Geeslin was elected as the Series A Director at the closing of the Series A Financing. Mr. Geeslin is being nominated for re-election to the Board of Directors by holders of Series A Preferred Stock, voting as a separate class. Holders of shares of Series A Preferred Stock outstanding on the close of business on the Record Date will receive separate information regarding the exercise of their right to elect the Series A Director. The one (1) nominee receiving the highest number of affirmative votes of the Series A Preferred Stock entitled to vote at the Annual Meeting will be elected a director of the Company elected by holders of Series A Preferred Stock, to serve until the next Annual Meeting or until his successor has been duly elected and qualified.

Set forth below are the name, age, position of and biographical information about each nominee for election to the Board of Directors at the Annual Meeting as of February 28, 2007.

Nominees	Age	Position(s) and Office(s) Held with the Company
Brian M. NeSmith (1)	45	President, Chief Executive Officer and Director
David W. Hanna (2)(3)(4)	68	Chairman of the Board and Director
James A. Barth (2)(3)(4)	63	Director
Keith Geeslin (1)	53	Director
Timothy A. Howes (2)	43	Director

(1)	Member of Stock Option Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of the Nominating/Corporate Governance Committee

Brian M. NeSmith has served as President, Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including Vice President and General Manager of the VIVID group. Mr. NeSmith holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

David W. Hanna has served as a director of the Company since October 1996 and as Chairman of the Board of Directors of the Company since February 2001. From December 1998 to March 1999, Mr. Hanna also served as the Company’s interim President and Chief Executive Officer. Mr. Hanna has served as Chairman of the Board of Tropos Networks, Inc., a provider of metro-scale wireless mesh network systems, since January 2002 and also served as that company’s Chief Executive Officer from January 2002 to January 2004. From March 1998 to March 2000, Mr. Hanna served as President and Chief Executive Officer of Sage Software, Inc., a financial software company. Mr. Hanna served as President and Chief Executive Officer of State of the Art, Inc., a financial software developer, from November 1993 to March 1998. Mr. Hanna also served as Chairman of the Board of Internet America, Inc. from October 2004 to June 2005. In addition, Mr. Hanna has served as Chairman, CEO and/or President of The Hanna Group since 1984; Hanna Capital Management since 1998; and Hanna Ventures since 1999. Mr. Hanna holds a B.S. in Business Administration from the University of Arizona.

James A. Barth has served as a director of the Company since January 2005. Since September 2004, Mr. Barth has been Chief Executive Officer and a Director of Proximex Corporation, a developer of intelligent surveillance management software. From March 1999 to September 2004, Mr. Barth was Chief Financial Officer of NetIQ Corporation, a systems and security management software company. He was also Vice President and then Senior Vice President of Finance and Administration during this period. From November 1997 until it was sold to Sterling Software in March 1999, Mr. Barth served as Vice President and Chief Financial Officer of Interlink Computer Sciences, Inc., a developer of enterprise networking software designed for the IBM mainframe platform. From 1980 to November 1997, Mr. Barth served as Chief Financial Officer at several other high technology companies, including eleven years at Rational Software Corporation. Mr. Barth holds a B.S. in Business Administration from the University of California at Los Angeles and is a certified public accountant.

Keith Geeslin has served as a director of the Company since June 2006. Mr. Geeslin has been a partner at Francisco Partners, a private equity firm, since January 2004. Prior to joining Francisco Partners, Mr. Geeslin spent 19 years with the Sprout Group, a venture capital firm. Mr. Geeslin joined Sprout in 1984, became a General Partner in 1988, and became Sprout’s Managing Partner in 2000. Earlier in his career, he was the general manager of a division of Tymshare, Inc. and held various positions at its Tymnet subsidiary from 1980 to 1984. He was also previously a staff member of the U.S. Senate Commerce Committee. Mr. Geeslin serves on the board of directors of CommVault Systems, Synaptics and yIPes Communications. Mr. Geeslin holds a B.S. in Electrical Engineering and a M.S. in Engineering-Economic Systems, both from Stanford University, as well as a M.A. in Philosophy, Politics and Economics from Oxford University.

Timothy A. Howes has served as a director of the Company since December 2005. Dr. Howes is a co-founder of Opsware, a data center automation software company, and has served as the Chief Technical Officer of Opsware since September 1999. Dr. Howes served as the Executive Vice President of Development at Opsware from October 2001 to December 2004, as Senior Vice President of Engineering of Opsware from June 2000 to August 2000, and as President of Product Operations of Opsware from September 2000 to September 2001. Prior to co-founding Opsware, Dr. Howes served as Vice President of Technology at America Online, Inc. from April 1999 to September 1999. From February 1998 to April 1999, Dr. Howes was Chief Technology Officer of the Server Product division at Netscape Communications. From April 1996 to February 1998, Dr. Howes was Principal Engineer and Architect of several server products at Netscape Communications. From September 1994 to April 1996, Dr. Howes was Project Director, Principal Investigator and Senior Systems Research Programmer at the University of Michigan. Dr. Howes holds a Ph.D. in computer science, a M.S.E. in Computer Science and Engineering, and a B.S.E. in Aerospace Engineering from the University of Michigan.

To the Company’s knowledge, none of its current directors has been convicted in a criminal proceeding during the last five years, and none of the Company’s directors was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. There are no family relationships between the Company’s directors and executive officers.

Independence of Directors

The Board of Directors is comprised of a majority of directors who qualify as independent directors under applicable SEC and Nasdaq rules. The Board of Directors has determined Messrs. Barth, Hanna and Geeslin and Dr. Howes to be independent under NASDAQ Rule 4200. Accordingly, as of the date of the Annual Meeting, the Board of Directors will continue to be comprised of a majority of directors who qualify as independent directors pursuant to the rules adopted by the SEC and Nasdaq.

Board of Directors Meetings and Committees

During the fiscal year ended April 30, 2006, the Board of Directors held ten (10) meetings and acted by written consent in lieu of a meeting on one (1) occasion. The Board of Directors currently consists of five (5) directors. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings or actions by written consent of a committee of the Board of Directors on which each such director served.

The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee (created May 31, 2005), and the Nominating/Corporate Governance Committee. As described in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background of the Stock Option Investigation, Findings, Restatement of Consolidated Financial Statements, Remedial Measures and Related Proceedings,” of the Company’s Annual Report, the Company also created a Special Committee of the Board of Directors in July 2006 to review the Company’s historical practices in granting stock options.

Audit Committee.    During the fiscal year ended April 30, 2006, the Audit Committee of the Board of Directors (the “Audit Committee”) held six (6) meetings and acted by written consent in lieu of a meeting on one (1) occasion. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Code of Business Conduct. The Audit Committee annually appoints an independent registered public accounting firm to audit the Company’s financial statements. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to the Company’s auditors. Three directors currently comprise the Audit committee: Mr. Barth, Mr. Hanna, and Dr. Howes (who was elected to the Audit Committee on November 17, 2006). All current members of the Audit Committee are independent under applicable SEC and Nasdaq rules. Jay Shiveley was a member of the Audit Committee until he passed away on October 19, 2006; he was independent under applicable SEC and Nasdaq rules.

The Board of Directors of the Company has determined that each of Mr. Barth and Mr. Hanna qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board of Directors of the Company has also determined that each of Messrs. Barth and Hanna and Dr. Howes is “independent,” as that term is defined for audit committee members by applicable Nasdaq rules.

Compensation Committee.    During the fiscal year ended April 30, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held no meetings and acted by written consent in lieu of a meeting on seventeen (17) occasions. The Compensation Committee reviews the performance of the Company’s executive officers, establishes compensation programs for the officers and reviews the compensation programs for other key employees, including salary and cash bonus levels, and administers the Company’s 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan and Employee Stock Purchase Plan. The current members of the Compensation Committee are Mr. Barth, who was elected to the Committee on September 20, 2005, and Mr. Hanna, each of whom are independent under applicable Nasdaq rules. Mr. Rachleff was a member of the Committee until September 20, 2005; he was also independent under applicable Nasdaq rules.

Stock Option Committee.    During the fiscal year ended April 30, 2006, the Stock Option Committee of the Board of Directors (the “Stock Option Committee”) held no meetings and acted by written consent in lieu of a meeting on fifteen (15) occasions. The Stock Option Committee approves stock option grants under the Company’s 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan for non-officers and individual stock option grants covering less than 20,000 underlying shares. The sole member of the Stock Option Committee was Mr. NeSmith until March 13, 2007. Effective March 14, 2007, the Company’s Board of Directors increased the size of the Stock Option Committee to two members and added Mr. Geeslin as a member of the Committee.

Nominating/Corporate Governance Committee.    During the fiscal year ended April 30, 2006, the Nominating/Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) held two (2) meetings. The Nominating Committee oversees the nomination of directors for service on the Board of Directors and its committees and other related matters, reviews and considers developments in corporate governance practices, and recommends to the Board of Directors corporate governance policies and procedures. As of April 30, 2006, the members of the Nominating Committee were Mr. Barth, who was elected to the Committee on September 20, 2005, and Mr. Hanna, each of whom are independent under applicable Nasdaq rules. Mr. Shiveley was a member of the Nominating Committee until he passed away on October 19, 2006; he was also independent under applicable Nasdaq rules.

When reviewing a potential candidate for nomination as director, including an incumbent whose term is expiring, the Nominating Committee will consider the perceived needs of the Board of Directors, the candidate’s relevant background, experience, skills and expected contributions, and the qualification standards established from time to time by the Nominating Committee. With respect to such standards, it is the Nominating Committee’s goal to assemble a Board of Directors that has a diversity of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. In addition, the Nominating Committee believes that members of the Board of Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. In addition to the benefits of diverse viewpoints, the Nominating Committee may also take into account the benefits of a constructive working relationship among directors. Members of the Board of Directors will be expected to rigorously prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The Nominating Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, it may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. As part of the nominating process, all incumbent directors and non-incumbent nominees will be required to submit a completed form of directors’ and officers’ questionnaire and all incumbent directors may be required to participate in a peer-assessment process. The nomination process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

In addition, stockholders may recommend or nominate directors for election at an annual meeting, provided the advance notice requirements set forth in the Company’s Bylaws have been met. Candidates recommended by stockholders will be evaluated against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Code of Business Conduct

The Board of Directors has adopted a Code of Business Conduct (the “Code”), which outlines the principles of legal and ethical business conduct under which the Company does business. The Code is applicable to all of the Company’s directors, officers and employees. The Code is available under the heading “Corporate Governance” of the Investor Relations section of the Company’s website at http://www.bluecoat.com/aboutus/investor_relations. Upon request to the Company’s Secretary, the Company will provide a copy of the Code free of charge. Any substantive amendment of the Code, and any waiver of the Code for executive officers or directors, will be made only after approval by a committee comprised of a majority of the Company’s independent directors and will be disclosed on the Company’s website. In addition, disclosure of any such waiver will be made within four days by the filing of a Form 8-K with the SEC.

The Board of Directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Each charter is available under the Corporate Governance section of the Company’s website at http://www.bluecoat.com/aboutus/investor_relations/.

Communication with the Board of Directors

Interested parties, including security holders, may contact the Board of Directors or any committee of the Board of Directors by sending correspondence to the attention of the Company’s Secretary, c/o Blue Coat Systems, Inc., 420 North Mary Avenue, Sunnyvale, California 94085. Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Board of Directors or the appropriate committee for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s annual meeting At the Company’s 2005 Annual Meeting of Stockholders, Mr. NeSmith, a member of the Board of Directors and the Company’s President and Chief Executive Officer, Mr. Hanna, a member of the Board of Directors and the Company’s Chairman of the Board, and Mr. Barth, a member of the Board of Directors and the Chairman of the Company’s Audit Committee, were in attendance and available for questions.

Director Compensation

Except for grants of stock options, the Company’s directors generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors, except that Mr. Barth is paid a director fee in the amount of $45,000 per annum for serving as Chairman of the Audit Committee.

Non-employee directors are eligible for periodic automatic option grants under the Company’s 1999 Stock Incentive Plan (the “Incentive Plan”) and the Company’s 1999 Director Plan (the “Director Plan”). Under the current provisions of the Incentive Plan and Director Plan, each individual who becomes a non-employee director will be granted options to purchase 10,000 shares on the date such individual joins the Board of Directors and each individual who becomes Chairman of the Audit Committee will be granted options to purchase 7,500 shares on the date such individual becomes Chairman of the Audit Committee, provided in each case such individual has not previously been one of the Company’s employees. In addition, at each annual meeting of stockholders, (i) each non-employee director who will continue serving as a member of the Board of Directors will be granted an additional option to purchase 4,000 shares, (ii) each individual who will continue serving as a member of the Audit Committee thereafter will be granted an additional option to purchase 2,500 shares of Common Stock, and (iii) each individual who will continue serving as the chairman of the Audit Committee thereafter will be granted an additional option to purchase 5,000 shares of Common Stock. The option price for each automatic option grant will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial automatic grant shall become exercisable for 25% of the shares upon the optionee’s completion of 12 months of service from the date of grant and the balance of the shares in annual installments over the three-year period thereafter; each annual automatic grant shall become exercisable in full on the first anniversary of the grant date. In addition, initial and annual automatic grants become exercisable in full in the event the Company experiences a change in control due to acquisition by merger or asset sale. Directors are eligible to receive additional options and be issued shares of Common Stock directly under the Incentive Plan, and directors who are also the Company’s employees are also eligible to participate in the Company’s Employee Stock Purchase Plan.

On November 14 2005, Mr. Howes was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $52.00 in connection with joining the Board of Directors. On September 20, 2005, the date of the Company’s last annual meeting of stockholders, Mr. Hanna received an option to purchase 4,000 shares at an exercise price of $42.47 per share in connection with his continuing service on the Board of Directors. On September 20, 2005, Mr. Barth received an option to purchase 3,000 shares at an exercise price of $42.47 per share in connection with his continuing service on the Board of Directors. On September 20, 2005, each of Messrs. Hanna and Barth received an option to purchase 2,500 shares at an exercise price of $42.47 per share in connection with their services on the Audit Committee. In addition, Mr. Barth received an option to purchase 5,000 shares of Common Stock on September 20, 2005 at an exercise price of $42.47 per share in connection with his service as Chairman of the Audit Committee.

On the date of the Company’s next Annual Meeting, each of Messrs. Barth, Hanna and Geeslin and Dr. Howes will receive an option to purchase 4,000 shares of Common Stock in connection with his continuing service on the Board of Directors. In addition, each of Messrs. Barth and Hanna and Dr. Howes will receive an additional option to purchase 2,500 shares of Common Stock for continuing to serve as a member of the Audit Committee. Mr. Barth will also receive an additional option to purchase 5,000 shares of Common Stock for continuing to serve as the Chairman of the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2007. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

Ernst & Young LLP has audited the Company’s financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2007.

MANAGEMENT

The following chart sets forth certain information regarding the executive officers of the Company as of February 28, 2007:

Name	Age	Position(s) and Office(s) Held with the Company
Brian M. NeSmith	45	President, Chief Executive Officer and Director
Kevin Biggs	48	Senior Vice President of Worldwide Sales
David L. Cox	44	Vice President of Operations
David A. de Simone	51	Senior Vice President of Engineering
Cameron S. Laughlin	37	Vice President, General Counsel and Secretary
Stephen P. Mullaney	43	Vice President of Worldwide Marketing
Kevin S. Royal	42	Senior Vice President and Chief Financial Officer

Brian M. NeSmith has served as President, Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including Vice President and General Manager of the VIVID group. Mr. NeSmith holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

Kevin T. Biggs has served as the Company’s Senior Vice President of Worldwide Sales since January 2007. Mr. Biggs joined the Company from International Business Machines, Inc. (“IBM”), a manufacturer of computers and related products, where he most recently held the position of Vice President of New Customer Acquisition from February 2004 to December 2006. Prior to that time, Mr. Biggs served as Vice President of Worldwide Sales, IBM Data Management Division, from August 2002 to February 2004, as Vice President of Software Sales, IBM Americas West, from April 2002 to August 2002, and as Vice President of Software, IBM Latin America, from September 1998 to April 2002. Prior to these executive roles, Mr. Biggs held a number of sales management positions since joining IBM in 1980. Mr. Biggs holds a bachelors degree in both Economics and Mathematics from Drury University.

David L. Cox has served as Vice President of Operations of the Company, responsible for Manufacturing, since July 2003. From February 2001 to July 2003, Mr. Cox served as Vice President of Operations and/or an operations consultant to several internet infrastructure start-ups, including Pluris, RouteScience Technologies, and Hammerhead Systems. From January 1996 to February 2001, Mr. Cox served in multiple manufacturing management roles at Cisco Systems, most recently as Business Operations Director. Mr. Cox holds an M.B.A. from Santa Clara University and a B.A. in International Relations from the University of California, Davis.

David A. de Simone has served as Senior Vice President of Engineering of the Company since September 2003. From December 2002 to September 2003, Mr. de Simone worked as an independent consultant providing technical assistance and executive coaching to several clients. From May 2000 to December 2002, Mr. de Simone served as Vice President of Platform Development for Brocade Communications Systems, a provider of storage area networking products. From February 1989 to May 2000, Mr. de Simone held a number of positions with Tandem Computers, which was acquired by Compaq Computer Systems. During the last several years of his tenure with Compaq and Tandem, Mr. de Simone was Vice President of Clustering Technology, and earlier in his tenure with Tandem he was a Director of Engineering. Mr. de Simone has an additional 11 years of experience in a variety of engineering and operations roles. Mr. de Simone holds a B.S.E.E. from the University of California, Davis.

Cameron S. Laughlin has served as Vice President of the Company since May 2004 and as General Counsel and Secretary of the Company since October 2004. She also served as our Corporate Counsel from May 2004 to

October 2004. From August 2003 to February 2004, Ms. Laughlin served as Vice President of Business Affairs, General Counsel and Secretary of CommerceNet, Inc., a non-profit company focused on a wide variety of internet applications. From October 1999 to May 2003, Ms. Laughlin served as Vice President Business Affairs, General Counsel and Secretary for Perfect Commerce, Inc., an enterprise software company focused on strategic sourcing. Prior to joining Perfect Commerce, Ms. Laughlin was an associate at Gunderson Dettmer, a law firm in Menlo Park, from September 1995 to September 1999. Ms. Laughlin holds a B.S. in Biochemistry from University of California at Santa Barbara and a J.D. from the University of San Francisco. Ms. Laughlin is a member of the State Bar of California and the American Bar Association.

Stephen P. Mullaney has served as Vice President of Worldwide Marketing of the Company since July 2003. From October 2000 to March 2003, Mr. Mullaney was Vice President of Marketing at Force10 Networks, a networking company. From February 2000 to October 2000, Mr. Mullaney was Vice President of Marketing at Growth Networks, a developer of terabit switching fabric ICs, which was acquired by Cisco Systems. Prior to joining Growth Networks, Mr. Mullaney spent ten years at SynOptics and Bay Networks in various marketing, product management, and engineering roles. Mr. Mullaney holds a B.S. in Electrical Engineering from University of Rhode Island.

Kevin S. Royal has served as Senior Vice President and Chief Financial Officer of the Company since May 2005. From January 2002 to April 2005, Mr. Royal served as Chief Financial Officer of Novellus Systems, Inc, a provider of semiconductor manufacturing equipment. Mr. Royal joined Novellus in 1996 and held various senior finance positions including Vice President Finance and Corporate Controller. Prior to Novellus, Mr. Royal worked for Ernst & Young LLP in their Northern California high technology practice for over 10 years. Mr. Royal received his Bachelor of Business Administration from Harding University and is a Certified Public Accountant in the State of California.

To the knowledge of the Company, none of the current executive officers of the Company has been convicted in a criminal proceeding during the last five years, and none of the Company’s executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. There are no family relationships between the Company’s directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2006, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (ii) each of the Company’s directors as of that date, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of shares of Preferred Stock into Common Stock) within sixty (60) days of the date as of which the information is provided. Shares issuable pursuant to the (i) exercise of stock options and warrants exercisable within sixty (60) days of December 31, 2006 and (ii) conversion of shares of Preferred Stock into Common Stock convertible within sixty (60) days of December 31, 2006, are deemed outstanding for computing the percentage of the person holding the options, warrants or Preferred Stock, but are not outstanding for purposes of computing the percentage of any other person. As a result, the percentage ownership of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned as of December 31, 2006 (1)
	Common Stock		Preferred Stock
Name of Beneficial Owner	No. of Shares	Percentage of Class	No. of Shares	Percentage of Class
Entities affiliated with Francisco Partners (2)	1,440,000	8.8%	42,060	100.0%

Entities affiliated with Sequoia Capital (3)	960,000	6.1%	16,824	40.0%

Integral Capital Partners (4)	1,250,200	8.4%	0	—

Ergates Capital Management LLC (5)	910,155	6.1%	0	—

Brian M. NeSmith (6)	579,136	3.8%	0	—

Thomas B. Ayers (7)	114,863	*	0	—

David A. de Simone (8)	107,683	*	0	—

Stephen P. Mullaney (9)	66,993	*	0	—

Kevin S. Royal (10)	32,811	*	0	—

James A. Barth (11)	21,250	*	0	—

Keith Geeslin (2)	1,440,000	8.8%	42,060	100.0%

David W. Hanna (12)	265,845	1.8%	0	—

Timothy A. Howes (13)	2,500	*	0	—

All current directors and executive officers as a group (11 persons) (14)	2,698,829	15.9%	42,060	100.0%

*	Less than 1% of the outstanding shares of Common Stock.
(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each of the persons named in the table has, to the Company’s knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person. Unless otherwise indicated, the address of each individual listed in the table is c/o Blue Coat Systems, Inc., 420 North Mary Avenue, Sunnyvale, CA 94085. The percentage of beneficial ownership is based on 14,885,475 shares of

Common Stock outstanding as of December 31, 2006 and 42,060 shares of Series A Preferred Stock outstanding as of December 31, 2006.
(2)	Preferred Stock consists of 24,894 shares of Series A Preferred Stock held by Francisco Partners II, L.P., 342 shares of Series A Preferred Stock held by Francisco Partners Parallel Fund II, L.P., 15,872 shares of Series A Preferred Stock held by Sequoia Capital Growth Fund III, 777 shares of Series A Preferred Stock held by Sequoia Capital Growth III Principals Fund, and 175 shares of Series A Preferred Stock held by Sequoia Capital Growth Partners III. Each share of Series A Preferred Stock was convertible into approximately 57.06 shares of Common Stock on December 31, 2006 (subject to rounding for fractional shares). Accordingly, Common Stock includes 1,420,485 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Francisco Partners II, L.P., 19,515 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Francisco Partners Parallel Fund II, L.P., 905,677 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth Fund III, 44,337 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth III Principals Fund, and 9,986 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth Partners III. Francisco Partners II, L.P., Francisco Partners Parallel Fund II, L.P., Sequoia Capital Growth Fund III, Sequoia Capital Growth III Principals Fund, and Sequoia Capital Growth Partners III have entered into a Voting Agreement, dated June 22, 2006, pursuant to which each agreed to vote its shares of Series A Preferred Stock in favor of the election of a director nominated by Francisco Partners II, L.P. As a result, Francisco Partners II, L.P. may be deemed to beneficially own the shares of Series A Preferred Stock (but not the Common Stock issuable upon conversion of the Series A Preferred Stock) owned by the entities affiliated with Sequoia Capital. Keith Geeslin is a Partner of Francisco Partners II, L.P. and Francisco Partners Parallel Fund II, L.P. Mr. Geeslin disclaims beneficial ownership of the shares held by these entities as well as the entities affiliated with Sequoia Capital, except to the extent of his economic interest in the funds. Francisco Partners’ address is 2882 Sand Hill Road, Suite 280, Menlo Park, California 94025.
(3)	Preferred Stock consists of 15,872 shares of Series A Preferred Stock held by Sequoia Capital Growth Fund III, 777 shares of Series A Preferred Stock held by Sequoia Capital Growth III Principals Fund, and 175 shares of Series A Preferred Stock held by Sequoia Capital Growth Partners III. Each share of Series A Preferred Stock was convertible into approximately 57.06 shares of Common Stock on December 31, 2006 (subject to rounding for fractional shares). Accordingly, Common Stock includes 905,677 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth Fund III, 44,337 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth III Principals Fund, and 9,986 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Sequoia Capital Growth Partners III. Sequoia Capital’s address is 3000 Sand Hill Road, Building 4, Suite 180, Menlo Park, California 94025.
(4)	Based on a Schedule 13G filed with the SEC on January 30, 2007. Integral Capital Partners’ address is 2750 Sand Hill Road, Menlo Park, California 94025.
(5)	Based on a Schedule 13G filed with the SEC on February 13, 2007. Ergates Capital Management’s address is 1525-B The Greens Way, Jacksonville Beach, Florida 32250.
(6)	Includes 192,995 shares subject to options that are exercisable within 60 days of December 31, 2006, and 385,000 shares held by the Brian M. and Nancy J. NeSmith Family Trust.
(7)	Includes 110,163 shares subject to options that are exercisable within 60 days of December 31, 2006.
(8)	Includes 84,083 shares subject to options that are exercisable within 60 days of December 31, 2006.
(9)	Includes 60,706 shares subject to options that are exercisable within 60 days of December 31, 2006.
(10)	Consists of shares subject to options that are exercisable within 60 days of December 31, 2006.
(11)	Includes 19,250 shares subject to options that are exercisable within 60 days of December 31, 2006.
(12)	Includes 44,250 shares subject to options that are exercisable within 60 days of December 31, 2006. Also includes 205,642 shares held by the David W. Hanna Trust, 3,052 shares held by the Hanna Group Profit Sharing Plan and 12,901 shares held by Mr. Hanna’s spouse. Mr. Hanna disclaims beneficial ownership of the shares held by the entities, except to the extent of his economic interest in the funds.
(13)	Consists of shares subject to options that are exercisable within 60 days of December 31, 2006.
(14)	Includes 610,012 shares subject to options that are exercisable within 60 days of December 31, 2006.

(12)	Includes 44,250 shares subject to options that are exercisable within 60 days of December 31, 2006. Also includes 205,642 shares held by the David W. Hanna Trust, 3,052 shares held by the Hanna Group Profit Sharing Plan and 12,901 shares held by Mr. Hanna’s spouse. Mr. Hanna disclaims beneficial ownership of the shares held by the entities, except to the extent of his economic interest in the funds.
(13)	Consists of shares subject to options that are exercisable within 60 days of December 31, 2006.
(14)	Includes 610,012 shares subject to options that are exercisable within 60 days of December 31, 2006.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for transactions in the Common Stock and their Common Stock holdings for the year ended April 30, 2006 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the year ended April 30, 2006, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth the compensation earned for the three most recent fiscal years by the Company’s Chief Executive Officer plus the four other executive officers who were serving as such at the end of the fiscal year ended April 30, 2006, each of whose salary and bonus for the fiscal year ended April 30, 2006 exceeded $100,000 for services rendered to the Company in all capacities for that fiscal year. The Company’s Chief Executive Officer and the four other executive officers are referred to collectively as the “Named Officers.” No executive officers who would have otherwise been included in such table have been excluded by reason of his or her termination of employment or change in executive status during the year.

	Fiscal Year						Long-Term Compensation
		Annual Compensation					Number of Securities Underlying Options
Name and Principal Position		Salary		Bonus
Brian M. NeSmith President, Chief Executive Officer, and Director	2006 2005 2004	$ $ $	250,000 250,000 135,000	$ $ $	6,963 — —		27,000 — 50,000

Kevin S. Royal (1) Senior Vice President and Chief Financial Officer	2006 2005 2004	$ $ $	300,000 — —	$ $ $	9,234 — —		75,000 — —

David A. de Simone Senior Vice President of Engineering	2006 2005 2004	$ $ $	250,000 250,000 164,904	$ $ $	13,213 137,500 13,545		16,000 — 180,000

Stephen P. Mullaney Vice President, Worldwide Marketing	2006 2005 2004	$ $ $	236,891 205,000 145,747	$ $ $	5,625 14,876 10,638		15,000 — 88,000

Thomas B. Ayers Former Senior Vice President of Worldwide Field Operations	2006 2005 2004	$ $ $	200,000 187,500 175,000	$ $ $	190,094 162,784 150,857	(2) (2) (2)	25,000 — 35,000

(1)	Mr. Royal commenced employment as the Company’s Senior Vice President and Chief Financial Officer in May 2005.
(2)	Includes $182,417 paid as commissions for 2006. Amounts paid in 2005 and 2004 represent commissions.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended April 30, 2006. No stock appreciation rights were granted to these individuals during such year.

Name	Number of Securities Underlying Options Granted	Individual Grants % of Total Options Granted to Employees In FY 2006 (1)		Exercise Price Per Share		Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation For Option Terms (2)
							5%		10%
Brian M. NeSmith	27,000	2.40%			$18.08	5/26/2015		$331,741		$816,896
Kevin S. Royal	75,000	6.66%			$13.93	5/02/2015		$657,038		$1,665,062
David A. de Simone	16,000	1.42%			$18.08	5/26/2015		$196,587		$484,087
Stephen P. Mullaney	15,000	1.33%			$18.08	5/26/2015		$184,301		$453,831
Thomas B. Ayers	15,000 10,000	1.33 0.89	% %	$ $	18.08 30.24	5/26/2015 8/16/2015	$ $	184,301 314,706	$ $	453,831 680,112

(1)	Based on an aggregate of 1,126,429 options granted to employees in fiscal year 2006. Each of the options granted to Mr. NeSmith, Mr. de Simone and Mr. Mullaney was granted on May 26, 2005 and become exercisable in 48 equal monthly installments. Mr. Royal’s option was granted on May 2, 2005 and becomes exercisable for 25% of the shares after 12 months of employment and for the balance in 36 equal monthly installments. Mr. Ayers was granted options on May 26, 2005 and August 16, 2005, which become exercisable in 48 equal monthly installments and 12 equal monthly installments, respectively. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service. Under each of the options, the option shares will vest if the Company is acquired by merger or asset sale, unless the acquiring company assumes the options. The options will also become fully vested in the event that the optionee’s service is involuntarily terminated within 18 months following a change in control. See “Employment Contracts, Severance and Change in Control Arrangements.”
(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning options exercised by any Named Officer during the fiscal year ended April 30, 2006 and option holdings as of the end of the fiscal year ended April 30, 2006 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

	Shares Acquired	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian M. NeSmith	0	0	174,307	42,693	$1,959,983	$134,877
Kevin S. Royal	0	0	0	75,000	$0	$587,250
David A. de Simone	62,000	$1,858,687	42,916	76,084	$551,991	$920,049
Stephen P. Mullaney	25,000	$750,807	38,936	39,064	$591,992	$491,368
Thomas B. Ayers	0	0	87,331	38,669	$1,162,821	$232,549

(1)	Value realized is based on the fair market value of the Company’s Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.
(2)	Based on a market value of $21.76 per share, the closing selling price of the Common Stock as reported by the Nasdaq Stock Market on April 30, 2006, less the exercise price payable for those shares. These values have not been, and may never be, realized.

EMPLOYMENT CONTRACTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

The Compensation Committee, as plan administrator of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by each of the Named Officers and any other person in connection with certain changes in control. Under the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, each outstanding option and all shares of restricted stock will generally become fully vested upon a change in control, unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or award will become fully exercisable and fully vested if the holder’s employment or service is involuntarily terminated within 18 months following the change in control.

The employment of each of the Named Officers may be terminated at any time. The Company entered into an agreement with Mr. NeSmith, dated February 24, 1999, which provides for acceleration of vesting of option shares as if Mr. NeSmith remained employed for one additional year in the event of a change in control.

On May 2, 2005, the Company extended an offer of employment to Kevin S. Royal to serve as the Company’s Senior Vice President and Chief Financial Officer beginning in May 2005. Mr. Royal’s offer letter provides for an annual base salary of $300,000. He is eligible to participate in the Company’s executive/management bonus plan. Pursuant to the offer letter, Mr. Royal was granted an option to purchase 75,000 shares of Common Stock, which vest 25% after twelve months of service and the balance on a monthly basis over the next thirty-six months of service and are subject to the terms and conditions of the Company’s 1999 Stock Incentive Plan. Mr. Royal’s employment with the Company is on an at-will basis.

On November 20, 2006, the Company entered into a letter agreement with Tom Ayers, the Company’s then Senior Vice President of Worldwide Field Operations, providing for his continued employment through April 30, 2007. Under the agreement, the Company has agreed that it will not terminate Mr. Ayers’s employment prior to April 30, 2007, except for cause as defined in the agreement. Mr. Ayers will continue to receive his annual salary and benefits in accordance with the Company’s existing policies. For the months of November and December 2006, he was paid 100% of his variable compensation based on the 2007 Sales Compensation Plan. Provided Mr. Ayers’s employment does not end prior to April 30, 2007 due to voluntary resignation or a termination by the Company for cause, then upon his separation from employment Mr. Ayers will become entitled to a severance payment of $57,692 or a lesser amount if he leaves the Company’s employ before April 30, 2007. The agreement also contains certain restrictive covenants, releases and other customary terms and conditions.

On December 3, 2006, the Company extended an offer of employment to Kevin Biggs to serve as the Company’s Senior Vice President of Worldwide Sales. Mr. Bigg’s offer letter provides for an annual base salary of $300,000. He is eligible to participate in the Company’s Sales Compensation Plan, with target commission earnings for the fiscal year of $350,000 based on attainment of sales revenue objectives as set forth under the plan. He is to be provided a relocation bonus. Pursuant to the offer letter, Mr. Biggs is to be granted an option to purchase 35,400 shares of Common Stock, vesting over four years, and a restricted stock award of 35,400 shares, vesting over four years. The option and restricted stock award are subject to the terms and conditions of the Company’s 1999 Stock Incentive Plan. In the event of a Change in Control (as defined in the Company’s 1999 Stock Incentive Plan) 50% of shares purchasable under the stock option grant and 50% of the restricted stock grant will vest immediately. Mr. Biggs’s employment with the Company is on an at-will basis. If his employment is terminated for reasons other than for cause, and he executes the Company’s standard severance agreement, he will receive a severance payment equal to six months of base salary.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other of the Company’s executive officers and has the authority to administer the Company’s 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, and Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and executive officers each fiscal year.

The Compensation Committee relies upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Key factors affecting the Compensation Committee’s judgments include the nature and scope of the executive officer’s responsibilities and the officer’s effectiveness in leading initiatives to achieve corporate goals. For the fiscal year ended April 30, 2006, among the factors considered by the Compensation Committee were the recommendations of the CEO with respect to the compensation of the Company’s executive officers (other than the CEO).

General Compensation Policy.    The Compensation Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon the Company’s overall performance, their individual contribution to the Company’s financial success and their personal performance. Each executive officer’s compensation package generally consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary.    The base salary for each executive officer is generally set at the time the officer commences employment based on a review of published surveys, with particular emphasis on general market levels for companies of similar revenue. Periodic merit raises have been awarded to executive officers on a limited basis where the survey data indicated that the officer’s base salary was substantially below that of individuals holding comparable positions.

In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Computer Manufacturer Stocks Index. The companies included in the Company’s salary survey are not necessarily those included in the foregoing index because compensation information was not available.

Cash Bonuses.    In fiscal 2006, a quarterly cash bonus was paid to each of the executive officers. Mr. Ayers was also eligible for incentive compensation based on the achievement of specific quarterly revenue objectives. In awarding bonuses to the executive officers, the Compensation Committee took into account the Company’s achievement of specific revenue and expense control targets as well as each officer’s achievement of specific personal objectives established at the beginning of each fiscal quarter. One-half of the bonus was based on the Company’s meeting its specific revenue and expense control targets, and one-half of the bonus was based on each person achieving his or her specific personal objectives. Actual bonuses paid reflect an individual’s accomplishment of his or her specific objectives as well as the Company’s achievement of the revenue and expense control targets.

Long-Term Incentive Compensation.    Generally, a significant option grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion.

Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share over a specified period of time. The option vests in periodic installments over a one to four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

CEO Compensation.    For the 2006 fiscal year, Mr. NeSmith’s base salary was unchanged from the prior year. Mr. NeSmith participated in the officer bonus plan discussed above. Mr. NeSmith received an option to purchase 27,000 shares during the fiscal year.

Tax Limitation.    Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any year. To qualify for an exemption from the $1.0 million deduction limitation, the stockholders approved a limitation under the Company’s 1999 Stock Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options and stock appreciation rights per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. The Committee has not considered whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1.0 million limitation.

Compensation Committee

David W. Hanna

James A. Barth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed in September 1999, and the members of the Compensation Committee during the fiscal year ended April 30, 2006 were Messrs. Hanna and Barth. Mr. Barth was not at any time an officer or employee of the Company; Mr. Hanna served as the Company’s interim President and Chief Executive Officer from December 11, 1998 to March 2, 1999. None of the Company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Code of Business Conduct. The Audit Committee annually appoints an independent registered public accounting firm to audit the financial statements of the Company. In addition, the Audit Committee approves the plan and scope of the annual audits and fees to be paid to the Company’s auditors and meets with them on a regular basis without management present.

The Audit Committee currently consists of Mr. Barth, Mr. Hanna, and Dr. Howes, who was elected to the Audit Committee in November 2006. Mr. Barth is Chairman of the Audit Committee. Mr. Shiveley served on the Audit Committee until he passed away on October 19, 2006. The Audit Committee held six (6) meetings and acted by written consent in lieu of a meeting on one occasion during the last fiscal year.

The Company’s management has primary responsibility for preparing the Company’s financial statements and managing its financial reporting process and internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing opinions on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and their own assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee reviewed and discussed the audited financial statements with the Company’s management and the independent auditors.

•

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and other topics as required by the SEC and PCAOB.

•

The Audit Committee has received the written disclosures from the Company’s directors and executive officers and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

Aggregate fees for professional services rendered for the Company by Ernst & Young for the years ended April 30, 2006 and 2005, were:

	April 30,
	2006	2005
Audit Fees	$1,266,149	$1,099,302
Fees for Audit of Restated Financial Statements and Review of the Special Committee’s Internal Stock Option Investigation under the Direction of the Audit Committee and Related Activities	1,655,900	0

Total Audit Fees	2,922,049	1,099,302
Tax Fees	10,000	54,373

TOTAL	$2,932,049	$1,153,675

Audit fees consist of fees related to the financial statement audit and fees related to the Special Committee’s internal stock option investigation under the direction of the Audit Committee and related activities. The financial statement audit fees for the years ended April 30, 2006 and 2005 were for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of the Company’s internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required in international locations, and consents. Fees for the review of the Special Committee’s internal stock option investigation under the direction of the Audit Committee and related activities were for Ernst & Young’s audit of the Company’s restated consolidated financial statements for fiscal years 2005 and 2004 included in the Company’s Form 10-K for the fiscal year ended April 30, 2006.

The tax fees for the years ended April 30, 2006 and 2005 were for services related to tax compliance, including tax advice and tax planning.

No audit-related or other fees were incurred. Audit-related fees are fees incurred for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under the caption “Audit Fees.”

The Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during fiscal year 2006. All audit, audit related, tax and permissible non-audit services are approved in advance by the Audit Committee to assure they do not impair the independence of the Company’s independent registered public accountants. At the beginning of the fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the Chairman of the Audit Committee. All fees paid to the Company’s independent registered public accounting firm during fiscal year 2006 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended, and the Board of Directors subsequently approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, and the Board of Directors subsequently approved, the selection of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2007.

Each of the members of the Audit Committee is independent, and Mr. Barth and Mr. Hanna each qualify as a financial expert, as such terms are defined under the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market.

Submitted by the following members of the Audit Committee:

James A. Barth

David W. Hanna

Timothy A. Howes

STOCK PERFORMANCE GRAPH

Set forth below is a graph illustrating the cumulative total stockholder return on the Company’s Common Stock. The graph compares the Company’s Common Stock between May 1, 2001 and April 30, 2006, with the cumulative total return of the Total Return Index for the Nasdaq Stock Market (US Companies) and the Nasdaq Computer Manufacturer Stocks Index.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Share prices for dates preceding September 16, 2002 have been adjusted to reflect the 1-for-5 reverse stock split effected on such date.

COMPARISON OF 5 YEAR TOTAL RETURN*

AMONG BLUE COAT SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND

THE NASDAQ COMPUTER MANUFACTURERS INDEX

*$100 invested on 4/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending April 30.

	04/30/01	04/30/02	04/30/03	04/30/04	04/30/05	04/30/06
BLUE COAT SYSTEMS, INC.	100.00	11.13	25.18	162.74	52.55	79.42
NASDAQ STOCK MARKET (U.S.)	100.00	82.36	72.67	94.71	94.83	115.56
NASDAQ COMPUTER MANUFACTURERS	100.00	76.26	69.89	93.66	91.42	105.76

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company expects to have indemnification obligations to certain current and former officers and directors in connection with matters relating to the stock option investigation and related litigation, and may have indemnification obligations to certain current and former officers and directors in connection with certain of the Company’s outstanding litigation matters, as follows:

IPO Allocation Litigation.    Beginning on May 16, 2001, a series of putative securities class actions were filed in the United States District Court for the Southern District of New York against the firms that underwrote the Company’s initial public offering, the Company, and some of the Company’s officers and directors. These cases have been consolidated under the case captioned In re CacheFlow, Inc. Initial Public Offering Securities Litigation, Civil Action No. 1-01-CV-5143. This is one of a number of actions coordinated for pretrial purposes as In re Initial Public Offering Securities Litigation, 21 MC 92 with the first action filed on January 12, 2001. Plaintiffs in the coordinated proceeding are bringing claims under the federal securities laws against numerous underwriters, companies, and individuals, alleging generally that the defendant underwriters engaged in improper and undisclosed activities concerning the allocation of shares in the IPO’s of more than 300 companies during late 1998 through 2000. Among other things, the plaintiffs allege that the underwriters’ customers had to pay excessive brokerage commissions and purchase additional shares of stock in the aftermarket in order to receive favorable allocations of shares in an IPO.

The consolidated amended complaint in the Company’s case seeks unspecified damages on behalf of a purported class of purchasers of the Company’s Common Stock between December 9, 1999 and December 6, 2000. Pursuant to a tolling agreement, the individual defendants were dismissed without prejudice. On February 19, 2003, the court denied the Company’s motion to dismiss the claims against it. The litigation is now in discovery.

In June 2004, a stipulation of settlement and release of claims against the issuer defendants, including the Company, was submitted to the court for approval. The terms of the settlement, if approved, would dismiss and release all claims against the participating defendants (including the Company). In exchange for this dismissal, D&O insurance carriers would agree to guarantee a recovery by the plaintiffs from the underwriter defendants of at least $1 billion, and the issuer defendants would agree to an assignment or surrender to the plaintiffs of certain claims the issuer defendants may have against the underwriters. On August 31, 2005, the court confirmed preliminary approval of the settlement. On April 24, 2006, the court held a fairness hearing in connection with the motion for final approval of the settlement. The court has yet to issue a ruling on the motion for final approval. The settlement remains subject to a number of conditions, including final court approval. On December 5, 2006, the Court of Appeals for the Second Circuit reversed the court’s October 2004 order certifying a class in six test cases that were selected by the underwriter defendants and plaintiffs in the coordinated proceeding. The Company is not one of the test cases and it is unclear what impact this will have on the class certified in the Company’s case.

Dismissed Class Action.    Beginning on or about April 11, 2005, several putative class action lawsuits were filed in the United States District Court for the Northern District of California against the Company and certain of the Company’s officers on behalf of purchasers of the Company’s stock between February 20, 2004 and May 27, 2004 (the “Class Period”). The complaints alleged that during the Class Period defendants violated the federal securities laws by making false or misleading statements of material fact about the Company’s financial prospects. Specifically, the complaints alleged claims under Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. All cases were consolidated as In re Blue Coat Systems, Inc. Securities Litigation, No. C-05-1468 (N.D. Cal.). Following the appointment of a lead plaintiff and lead plaintiffs’ counsel, the lead plaintiff on October 7, 2005 filed a notice of voluntary dismissal without prejudice of the consolidated action. On October 18, 2005, the Court dismissed the case without prejudice.

Derivative Lawsuits.    On May 18, 2005, a purported shareholder derivative action was filed in the Superior Court of California, Santa Clara County, alleging that certain of the Company’s officers and directors violated their fiduciary duties to the Company by making false or misleading statements about the Company’s prospects between February 20, 2004 and May 27, 2004. On July 17, 2006, plaintiffs filed a consolidated amended complaint, adding allegations that certain current and former officers and directors violated their fiduciary duties to the Company since the Company’s initial public offering by granting and failing to account correctly for stock options. The amended complaint seeks various relief on the Company’s behalf from the individual defendants. On September 8, 2006, another and substantively identical purported shareholder derivative action was filed against certain of the Company’s current and former officers and directors. Both of these state derivative cases have been consolidated.

On August 8, 2006 and September 5, 2006, two purported shareholder derivative actions were filed in the United States District Court for the Northern District of California against certain of the Company’s current and former officers and directors. Like the state derivative actions, the federal derivative actions allege that certain of the Company’s current and former officers and directors violated their fiduciary duties since the Company’s initial public offering by granting and failing to account correctly for stock options and seek various relief on the Company’s behalf from the individual defendants. Both of these federal cases have been consolidated.

On June 22, 2006, the Company sold an aggregate of $42,060,000 in equity securities to entities affiliated with Francisco Partners and entities affiliated with Sequoia Capital in the Series A Financing. The Series A Financing consisted of 42,060 shares of Series A Preferred Stock priced at $1,000 per share. Entities affiliated with Francisco Partners purchased $25,236,000 of Series A Preferred Stock in the financing and entities affiliated with Sequoia Capital purchased $16,824,000 of Series A Preferred Stock in the financing. The 42,060 shares of Series A Preferred Stock are initially convertible into 2,400,000 shares of the Company’s Common Stock. The conversion price of each share of Series A Preferred Stock is $17.525 per share. The rights, preferences and privileges of the Series A Preferred Stock are contained in a Certificate of Designation, Preferences and Rights of Series A Preferred Stock, which is attached as Exhibit 3.5 to the Annual Report. The securities were sold pursuant to a Series A Preferred Stock Purchase Agreement, which is attached as Exhibit 10.24 to the Annual Report. In connection with the sale of the shares of Series A Preferred Stock, the Company also entered into an Investors’ Rights Agreement with entities affiliated with Francisco Partners, entities affiliated with Sequoia Capital and Network Appliance. The Investors’ Rights Agreement is attached as Exhibit 10.25 to the Annual Report. Entities affiliated with Francisco Partners, entities affiliated with Sequoia Capital and the Company entered into a Voting Agreement pursuant to which Francisco Partners and Sequoia Capital agree to vote their shares in the case of an election of the director to be elected by the Series A Preferred Stock. A copy of such Voting Agreement is attached as Exhibit 9.1 to the Annual Report. On June 22, 2006, in connection with the Series A Financing, the Company appointed Keith Geeslin to the Company’s Board of Directors. Mr. Geeslin has been a Partner at Francisco Partners since January 2004.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2006, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND THE COMPANY’S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED JULY 31, 2006, OCTOBER 31, 2006 AND JANUARY 31, 2007. REQUESTS SHOULD BE SENT TO BLUE COAT SYSTEMS, INC., 420 NORTH MARY AVENUE, SUNNYVALE, CALIFORNIA 94085, ATTN: INVESTOR RELATIONS.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Blue Coat Systems, Inc., 420 North Mary Avenue, Sunnyvale, California 94085, Attn: Secretary, or contact the Company’s secretary by telephone at (408) 220-2200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals For Fiscal 2007 Annual Meeting

Stockholder proposals that are intended to be presented at next year’s annual meeting of stockholders that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than November 30, 2007 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company beings to print and send its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to the Company by not earlier than January 14, 2008 and not later than February 13, 2008. If the date of next year’s annual meeting is moved more than 30 days before or 30 days after the anniversary of the Annual Meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting and (ii) the date 10 days after public announcement of the meeting date. Such stockholder proposals should be addressed to Blue Coat Systems, Inc., 420 North Mary Avenue, Sunnyvale, California 94085, Attn: Kevin S. Royal, Senior Vice President and Chief Financial Officer. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin S. Royal

Senior Vice President and Chief Financial Officer

Sunnyvale, California

March 30, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY. YOU MAY REVOKE YOUR PROXY OR YOUR VOTE BY TELEPHONE OR THE INTERNET AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Blue Coat*

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2007.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Brian M. NeSmith 02 - David W. Hanna 03 - James A. Barth

04 - Timothy A. Howes

For Against Abstain

2. To ratify the appointment of Ernst & Young LLP as the In their discretion, the proxies are authorized to vote upon such other Company’s independent accountants for the fiscal year business as may properly come before the Annual Meeting. ending April 30, 2007.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

4 1 A V 0 1 2 6 6 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00PHRB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Blue Coat*

Proxy — BLUE COAT SYSTEMS, INC.

420 North Mary Avenue, Sunnyvale, California 94085

This Proxy is Solicited on Behalf of the Board of Directors of Blue Coat Systems, Inc. for the Annual Meeting of Stockholders to be held on April 30, 2007

The undersigned holder of Common Stock, par value $.0001, of Blue Coat Systems, Inc. (the “Company”) hereby appoints Brian M. NeSmith and Kevin S. Royal, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholder (the “Annual Meeting”) to be held on Monday, April 30, 2007 at 4:00 p.m. local time, located at the headquarters of the Company at 420 North Mary Avenue, Sunnyvale, California 94085, and at any adjournements or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

If you vote over the Internet or by telephone, please do not mail your card.

SEE REVERSE

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CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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